UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

On March 31, 2023, Baudax Bio, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K) to disclose that (i) the Company entered into that certain Amendment No. 5 and Consent to Credit Agreement by and among the Company, Baudax Bio N.A. LLC, Baudax Bio Limited, Wilmington Trust, National Association, solely in its capacity as administrative and collateral agent and the lenders party and (ii) the Company entered into an Asset Transfer Agreement with Alkermes Pharma Ireland Limited (the “Transfer Agreement”), each as described in greater detail in the Original 8-K.

The purpose of this Amendment No. 1 is solely to file the Transfer Agreement as Exhibit 10.3.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 5 to Credit Agreement

On March 29, 2023 (the “Closing Date”), Baudax Bio, Inc. (the “Company”) entered into that certain Amendment No. 5 and Consent to Credit Agreement (the “Amendment”) by and among the Company, Baudax Bio N.A. LLC (“Baudax LLC”), Baudax Bio Limited, Wilmington Trust, National Association, solely in its capacity as administrative and collateral agent (the “Agent”) and the lenders party thereto (the “Lenders”). The Amendment amends that certain Credit Agreement, dated as of May 29, 2020, by and among the Company, the Agent, and the Lenders (as amended, the “Credit Agreement”).

Pursuant to the terms of the Amendment, the Lenders consented to the transactions contemplated by the Transfer Agreement (as defined below) and agreed to release and discharge any liens granted or held by the Lenders in respect of the Assets (as defined below). Pursuant to the terms of the Transfer Agreement, the parties also agreed to, among other things, amend the minimum liquidity covenants under the Credit Agreement to require that the Company maintains $2.5 million of liquidity at all times.

Warrants

In connection with the Amendment, on the Closing Date, the Company issued warrants to MAM Eagle Lender, LLC (“MAM”) to purchase an aggregate of 785,026 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price equal to $1.8951 per share (the “Warrants”). The Warrants are exercisable until the tenth anniversary of the Closing Date. The holder of each Warrant has the right to net exercise the Warrant for shares of Common Stock upon exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 9.99% ownership blocker may increase or decrease the maximum amount of ownership of outstanding Common Stock after exercising the holder’s Warrant to any other percentage not in excess of 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

In connection with the Warrants, the Company also granted registration rights to holders of the Warrants to register the common stock subject to such Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) in the event the Company files a registration statement with the U.S. Securities and Exchange Commission under the Securities Act covering its equity securities, subject to the terms and conditions included in the registration rights agreement by and between the Company and MAM Eagle Lender, LLC, entered into on March 29, 2023 (the “Registration Rights Agreement”).

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the Warrant Shares. As part of executing the Amendment and receiving the Warrants and the Warrant Shares, each of lenders under the credit agreement represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by it will be acquired solely for its own account for investment and not with a view to or for sale or distribution of the Warrants or the Warrant Shares or any part thereof.

The foregoing summary of the Amendment and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Alkermes Agreement

On March 29, 2023, the Company entered into an Asset Transfer Agreement with Alkermes Pharma Ireland Limited (“Alkermes”) (the “Transfer Agreement”). Under the terms of the Transfer Agreement, the Company transferred the rights to certain patents, trademarks, equipment, data and other rights related to ANJESO® (the “Assets”) to Alkermes. The Company also is withdrawing the New Drug Application (“NDA”) related to ANJESO and agreed, if elected by Alkermes at a later date, to transfer such withdrawn NDA to Alkermes at no additional cost.

Additionally, under the Transfer Agreement, the Company granted Alkermes a non-exclusive, perpetual and irrevocable, royalty-free and fully paid-up worldwide license, to the additional intellectual property owned by the Company necessary to or useful to exploit ANJESO®. In consideration of the transfer of the Assets, the parties agreed to the termination of (i) the Purchase and Sale Agreement, dated March 7, 2015 by and among Alkermes, the Company and the other parties thereto (as amended, the “PSA”), (ii) the Asset Transfer and License Agreement, dated April 10, 2015 by and among Alkermes, the Company and the other parties thereto (as amended, the “ATLA”); and (iii) the Development, Manufacturing and Supply Agreement, dated as of July 10, 2015 by and between the Company and Alkermes (as amended, the “Manufacturing Agreement”) between the parties related to ANJESO (the PSA, ATLA and Manufacturing Agreement, collectively, the “ANJESO Agreements”). In connection with the termination of the ANJESO Agreements, no further payments of any kind pursuant to the ANJESO Agreements will be payable by the Company to Alkermes.

The foregoing description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transfer Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Alkermes Agreement” is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Alkermes Agreement” is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment No. 5 to Credit Agreement” is hereby incorporated by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Warrants” is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1*	Common Stock Purchase Warrant, dated March 29, 2023, in favor of MAM Eagle Lender, LLC.

10.1*	Amendment No. 5 to Credit Agreement, dated March 29, 2023, by and among Baudax Bio, Inc., Baudax Bio N.A. LLC, Baudax Bio Limited, Wilmington Trust, National Association, and the Lenders party thereto.

10.2*	Registration Rights Agreement between the Baudax Bio, Inc. and MAM Eagle Lender, LLC, dated March 29, 2023.

10.3†	Asset Transfer Agreement among Alkermes Pharma Ireland Limited and Baudax Bio, Inc., dated as of March 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed as an exhibit to the Original 8-K.
†	Certain identified information in the exhibit has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: April 4, 2023